Exhibit 99.1

News Release: FOR IMMEDIATE RELEASE

For additional information, contact:

Investors / Trade / Media

Brian Cooper

Chief Financial Officer

Westell Technologies, Inc.

630.375.4740

BCooper@westell.com

Westell Technologies Fiscal 2010 Second Quarter Highlights

•     Fiscal second quarter consolidated revenue of $47.4 million.

•     Fiscal second quarter net income of $2.9 million, or $0.04 per diluted share – Westell’s second consecutive profitable quarter.

•     Cash and cash equivalents increased by $4.7 million in the quarter to $53.9 million.

•     Retrospective adoption of new accounting standards permits the recognition of previously deferred revenue for UltraLine Series3 gateways.

Westell Technologies Reports Fiscal 2010 Second Quarter Profit

AURORA, IL, October 21, 2009 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of broadband products, outside plant telecommunications equipment and conferencing services, today announced results for its fiscal second quarter ended September 30, 2009. Total revenue for the fiscal second quarter was $47.4 million, up 9.8% from $43.1 million in the same quarter last year. Net income during the quarter was $2.9 million, or $0.04 per diluted share, compared to a net loss of $5.1 million, or a loss of $0.07 per diluted share, in the same period last year. Total cash and cash equivalents were $53.9 million at September 30, 2009, up $4.7 million compared to the balance at June 30, 2009.

In the quarter ended September 30, 2009, Westell elected to early adopt new accounting standards1 on revenue recognition. The adoption of these standards allows Westell to recognize substantially all of the revenue from its UltraLine Series3 gateways when the product is delivered to the customer. Such revenue and related direct costs previously had been deferred in the financial results for prior quarters. The UltraLine Series3 gateways are sold predominantly under a single contract, which is the only Westell contract affected by the adoption of these new accounting standards.

As a result of the retrospective adoption of these new accounting standards, Westell’s reported results in each quarter since June 30, 2008, have been adjusted. The cumulative impact of the adoption through June 30, 2009 resulted in additional revenue and gross profit of $37.8 million and $0.5 million, respectively. The effects of the adoption of the accounting standards are summarized in Supplemental Tables 1 and 2. As demonstrated on Supplemental Table 3, the adjustments to prior periods substantially match reported non-GAAP adjustments for revenue deferrals.

“We have moved quickly to implement these accounting changes,” said Chairman and Chief Executive Officer Rick Gilbert. “We feel the changes allow us to present a more straight-forward and accurate picture of the performance of our business.”

The Customer Networking Solutions division, which was the beneficiary of the newly adopted accounting standards, reported revenue of $24.0 million in the second quarter of fiscal 2010. This was up 40.0% compared to $17.2 million in the same quarter of last year. OSPlant Systems revenue declined 12.2% to $13.0 million in the second quarter of fiscal 2010, compared to $14.9 million in the same quarter of last year. ConferencePlus revenue declined 7.2% to $10.3 million in the second quarter of fiscal 2010, compared to $11.1 million in the same quarter of last year.

“We are very pleased to have delivered two strong quarters for this fiscal year,” commented Rick Gilbert. “Looking forward, however, we anticipate a more challenging profit picture for the second half of the year. All three of our businesses are experiencing top-line softness, reflecting lower consumer demand, careful inventory management by our customers, and seasonal factors. Therefore, we remain keenly focused on expense control and excellent business execution to maintain our profitability and positive cash flow.”

[1]	On September 23, 2009, the Financial Accounting Standards Board ratified Emerging Issues Task Force (EITF) Issue 08-1 and EITF Issue 09-3, creating new accounting standard updates ASU 2009-13 and ASU 2009-14.

Conference Call Information

Management will address financial and business results during Westell’s second quarter fiscal 2010 earnings conference call on Thursday, October 22, at 9:30 AM Eastern Time. Conference Plus, Inc. (ConferencePlus), a Westell subsidiary, will manage Westell’s earnings conference call using its EventManager™ Service.

Participants can register for the Westell conference by going to the URL:

http://www.conferenceplus.com/westell.

With EventManager, participants can quickly register online in advance of the conference through a customizable web page that can be used to gather multiple pieces of information from each participant, as specified by the event arranger. After registering, participants receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. If a participant experiences any technical difficulties after joining the conference call on October 22, he or she can press *0 for support.

If a participant does not wish to register, he or she can participate in the call on October 22, by dialing ConferencePlus at 1-877-875-0056 no later than 9:15 AM, Eastern Time and using confirmation number 25506819. International participants may dial 1-847-585-4340. Westell’s press release on earnings and related information that may be discussed on the earnings conference will be posted on the Investor Relations’ section of Westell’s website, http://www.westell.com. An archive of the entire conference will be available on Westell’s website or via Digital Audio Replay following the conclusion of the conference until the third fiscal quarter results are released. The replay of the conference can be accessed by dialing 1-888-843-8996 or 1-630-652-3044 and entering 6061531#.

About Westell

Westell Technologies, Inc., headquartered in Aurora, Illinois, is a holding company for Westell, Inc. and ConferencePlus, Inc. Westell, Inc. designs, distributes, markets and services a broad range of broadband customer-premises equipment, digital transmission, remote monitoring, power distribution and demarcation products used by telephone companies and other telecommunications service providers. ConferencePlus, Inc. is a leading global provider of audio, web, video and IP conferencing services. Additional information can be obtained by visiting http://www.westell.com and http://www.conferenceplus.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained herein that are not historical facts or that contain the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “may”, “will”, “plan”, “should”, or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, need for financing, economic weakness in the United States economy and telecommunications market, the impact of competitive products or technologies, competitive pricing pressures, product cost increases, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the effect of Westell’s accounting policies, the need for additional capital, the effect of economic conditions and trade, legal social and economic risks (such as import, licensing and trade restrictions), retention of key personnel and other risks more fully described in the Company’s Form 10-K for the fiscal year ended March 31, 2009 under the section entitled Risk Factors. The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Financial Tables to Follow:

Westell Technologies, Inc.

Condensed Consolidated Statement of Operations (1)

(Amounts in thousands except per share amounts)

(Unaudited)

	Three Months ended Sept. 30,		Six Months ended Sept. 30,
	2009	2008	2009	2008
Revenues
OSPlant Systems	$13,049	$14,870	$26,825	$29,752
CNS	24,002	17,150	52,626	27,816
ConferencePlus	10,302	11,100	21,415	23,610

Total revenues	47,353	43,120	100,866	81,178

Gross profit
OSPlant Systems	5,481	6,280	11,475	12,189
CNS	4,189	1,909	8,026	2,849
ConferencePlus	4,902	4,944	10,351	10,534

Total gross profit	14,572	13,133	29,852	25,572

Gross margin
OSPlant Systems	42.0%	42.2%	42.8%	41.0%
CNS	17.5%	11.1%	15.3%	10.2%
ConferencePlus	47.6%	44.5%	48.3%	44.6%

Total gross margin	30.8%	30.5%	29.6%	31.5%

Operating expenses
Sales & marketing	4,458	6,391	9,396	12,880
General & administrative	3,580	6,067	7,352	11,552
Research & development	3,390	5,487	7,077	11,121
Restructuring	—	2	609 (2)	(56)
Intangibles amortization	160	458	317	917

Total operating expenses	11,588	18,405	24,751	36,414

Operating income (loss)	2,984	(5,272)	5,101	(10,842)

Other income (expense)	(20)	219	71	566
Interest (expense)	(2)	(2)	(4)	(2)

Income (loss) before minority interest and taxes	2,962	(5,055)	5,168	(10,278)

Income taxes	75	65	230	93
Minority interest	—	7	—	43

Income (loss) from continuing operations	2,887	(5,127)	4,938	(10,414)

Income (loss) from discontinued operations net of tax (3)	—	24	—	(619)

Net income (loss)	$2,887	$(5,103)	$4,938	$(11,033)

Net income (loss) per common share:
Basic	$0.04	$(0.07)	$0.07	$(0.16)
Diluted	$0.04	$(0.07)	$0.07	$(0.16)

Average number of common shares outstanding:
Basic	68,374	70,518	68,365	70,620
Diluted	69,069	70,518	68,858	70,620

(1)	On September 23, 2009, the Financial Accounting Standards Board ratified Emerging Issues Task Force (EITF) Issue 08-1 and EITF Issue 09-3, creating Accounting Standards Update (ASU) 2009-13 “Multiple-Deliverable Revenue Arrangements” and ASU 2009-14 “Certain Revenue Arrangements That Include Software Elements”. The Company early adopted these standards on a retrospective basis in the second quarter of fiscal 2010.
(2)	The Company terminated approximately 50 employees primarily in the CNS and ConferencePlus segments as a cost reduction action in the first quarter of fiscal 2010.
(3)	The Company discontinued the operations of its Westell Limited entity located in the United Kingdom in the first quarter of fiscal 2009.

Westell Technologies, Inc.

Condensed Consolidated Balance Sheet (1)

(Dollars in thousands)

(unaudited)

	Sept. 30, 2009	March 31, 2009	Sept. 30, 2008
Assets:
Cash and cash equivalents	$53,936	$46,058	$50,318
Accounts receivable, net	18,745	20,827	19,077
Inventories	17,728	20,105	25,887
Prepaids and other current assets	5,017	7,487	3,548

Total current assets	95,426	94,477	98,830

Property and equipment, net	6,055	6,895	8,622
Goodwill	2,120	2,009	3,776
Intangibles, net	4,273	4,333	5,429
Deferred income taxes and other assets	7,032	7,777	7,793

Total assets	$114,906	$115,491	$124,451

Liabilities and Stockholders’ Equity:
Accounts payable	$13,722	$17,883	$16,030
Accrued liabilities	8,487	9,490	11,434
Deferred revenue	29	2,119	2,772

Total current liabilities	22,238	29,492	30,236
Deferred revenue, long-term	938	546	—
Other long-term liabilities	9,408	9,079	8,240

Total liabilities	32,584	39,117	38,476
Minority interest	—	—	3,353

Total stockholders’ equity	82,322	76,374	82,622

Total liabilities and stockholders’ equity	$114,906	$115,491	$124,451

(1)	On September 23, 2009, the Financial Accounting Standards Board ratified Emerging Issues Task Force (EITF) Issue 08-1 and EITF Issue 09-3, creating Accounting Standards Update (ASU) 2009-13 “Multiple-Deliverable Revenue Arrangements” and ASU 2009-14 “Certain Revenue Arrangements That Include Software Elements”. The Company early adopted these standards on a retrospective basis in the second quarter of fiscal 2010.

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows (1)
(Dollars in thousands)
(Unaudited)

	Six Months ended Sept. 30,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$4,938	$(11,033)
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,967	2,990
Stock-based compensation	288	1,392
Restructuring	609	158
Other, net	(175)	63
Changes in assets and liabilities:
Accounts receivable and inventory	4,906	(7,758)
Accounts payable and accrued liabilities	(5,528)	(2,091)
Long-term deferred revenue and deferred costs	(1,698)	2,476
Prepaid and other current assets	2,515	(562)
Other long-term assets	650	(729)

Net cash provided by (used in) operating activities	8,472	(15,094)

Cash flows from investing activities:
Purchases of property and equipment	(769)	(1,993)
Proceeds from the sale of equipment	—	90
Sale (purchase) of investments	—	2,602

Net cash (used in) provided by investing activities	(769)	699

Cash flows from financing activities:
Borrowing (repayment) of debt and leases payable	(29)	166
Proceeds from stock options exercised	—	121
Purchase of Treasury Stock	—	(1,202)

Net cash (used in) provided by financing activities	(29)	(915)

Effect of exchange rate changes on cash	204	(119)

Net increase (decrease) in cash	7,878	(15,429)

Cash and cash equivalents, beginning of period	46,058	65,747

Cash and cash equivalents, end of period	$53,936	$50,318

(1)	On September 23, 2009, the Financial Accounting Standards Board ratified Emerging Issues Task Force (EITF) Issue 08-1 and EITF Issue 09-3, creating Accounting Standards Update (ASU) 2009-13 “Multiple-Deliverable Revenue Arrangements” and ASU 2009-14 “Certain Revenue Arrangements That Include Software Elements”. The Company early adopted these standards on a retrospective basis in the second quarter of fiscal 2010.

Westell Technologies, Inc.

Supplemental Table 1

Income Statement Impact of Adopting ASU 2009-13 and ASU 2009-14 (1)

(Amounts in thousands except per share amounts)

(Unaudited)

	Three Months Ended						Twelve Months Ended	Six Months Ended
	June 30, 2008	Sept. 30, 2008	Dec. 31, 2008	March 31, 2009	June 30, 2009	Sept. 30, 2009	March 31, 2009	Sept. 30, 2009
Revenue:
Revenue prior to adoption	$38,058	$43,120	$38,301	$41,725	$40,474	$41,691	$161,204	$82,165
Revenue resulting from the adoption	—	—	10,454	14,258	13,039	5,662	24,712	18,701

Revenue after adoption	38,058	43,120	48,755	55,983	53,513	47,353	185,916	100,866

Gross profit:
Gross profit prior to adoption	12,847	13,110	12,328	12,789	14,779	14,495	51,074	29,274
Gross profit resulting from the adoption	(408)	23	142	270	501	77	27	578

Gross profit after adoption	12,439	13,133	12,470	13,059	15,280	14,572	51,101	29,852

Operating income (loss):
Operating income (loss) prior to adoption	(5,162)	(5,295)	(4,147)	(2,380)	1,616	2,907	(16,984)	4,523
Operating income (loss) resulting from the adoption	(408)	23	142	270	501	77	27	578

Operating income (loss) after adoption	(5,570)	(5,272)	(4,005)	(2,110)	2,117	2,984	(16,957)	5,101

Net income (loss) per common share:
Diluted per share prior to adoption	$(0.08)	$(0.07)	$(0.06)	$(0.03)	$0.02	$0.04	$(0.24)	$0.06
Diluted per share resulting from the adoption	$0.00	$0.00	$0.00	$0.00	$0.01	$0.00	$0.00	$0.01

Diluted per share after adoption	$(0.08)	$(0.07)	$(0.06)	$(0.03)	$0.03	$0.04	$(0.24)	$0.07

(1)	On September 23, 2009, the Financial Accounting Standards Board ratified Emerging Issues Task Force (EITF) Issue 08-1 and EITF Issue 09-3, creating Accounting Standards Update (ASU) 2009-13 “Multiple-Deliverable Revenue Arrangements” and ASU 2009-14 “Certain Revenue Arrangements That Include Software Elements”. The Company early adopted these standards on a retrospective basis in the second quarter of fiscal 2010.

These new accounting rules were approved for use as of September 23, 2009. The rules allow products that contain software which is essential to overall product functionality to be excluded from software revenue recognition accounting. Such products are now to be accounted for under new rules pertaining to revenue arrangements with multiple deliverables. The UltraLine Series3 gateway sold by Westell’s CNS division is such a product. Because of undelivered software elements, Westell had previously been required to defer all of the revenue related to that product until the second fiscal quarter fiscal 2010. Under the new rules, most of the revenue from UltraLine Series3 will be recognized upon shipment of the product.

Retrospective adoption means that Westell has adjusted all prior periods to reflect the results as though the new rules had been adopted at the inception of UltraLine Series3 sales. On this basis, Westell recognized a total of $37.8 million of revenue for prior periods, of which $13.0 million related to the first quarter of fiscal year 2010 and $24.8 million related to the combined third and fourth quarters of fiscal year 2009.

Westell Technologies, Inc.

Supplemental Table 2

Balance Sheet Impact of Adopting ASU 2009-13 and ASU 2009-14 (1)

(Amounts in thousands except per share amounts)

(Unaudited)

	June 30, 2008	Sept. 30, 2008	Dec. 31, 2008	March 31, 2009	June 30, 2009	Sept. 30, 2009
Long-term deferred revenue:
Long-term deferred revenue prior to adoption	$—	$1,573	$10,669	$25,258	$38,587	$44,352
Reduction in long-term deferred revenue resulting from adoption	—	—	(10,454)	(24,712)	(37,752)	(43,414)

Long-term deferred revenue after adoption	—	1,573	215	546	835	938

Long-term deferred costs:
Long-term deferred cost prior to adoption	$—	$1,490	$10,410	$24,612	$37,207	$42,589
Reduction in long-term deferred cost resulting from adoption	—	—	(10,410)	(24,612)	(37,207)	(42,589)

Long-term deferred cost after adoption	—	1,490	—	—	—	—

Inventory:
Inventory prior to adoption	$16,843	$26,272	$21,587	$20,178	$16,971	$17,948
Impact of adoption on inventory reserves	(408)	(385)	(287)	(73)	(16)	(220)

Inventory after adoption	16,435	25,887	21,300	20,105	16,955	17,728

(1)	On September 23, 2009, the Financial Accounting Standards Board ratified Emerging Issues Task Force (EITF) Issue 08-1 and EITF Issue 09-3, creating Accounting Standards Update (ASU) 2009-13 “Multiple-Deliverable Revenue Arrangements” and ASU 2009-14 “Certain Revenue Arrangements That Include Software Elements”. The Company early adopted these standards on a retrospective basis in the second quarter of fiscal 2010.

Westell Technologies, Inc.

Supplemental Table 3

Non-GAAP Revenue and Gross Profit Compared to Post-Adoption Revenue and Gross Profit (1)

(Amounts in thousands except per share amounts)

(Unaudited)

	Three Months Ended
	June 30, 2008	Sept. 30, 2008	Dec. 31, 2008	March 31, 2009	June 30, 2009
Revenue:
Revenue resulting from the adoption	$—	$—	$10,454	$14,258	$13,039
Non-GAAP (2) revenue previously reported related to ULS3 shipments	—	—	9,158	14,589	13,329

Difference (3)	—	—	1,296	(331)	(290)

Gross profit:
Gross profit resulting from the adoption	$(408)	$23	$142	$270	$501
Non-GAAP (2) gross profit adjustment previously reported related to ULS3 shipments	—	—	209	387	734

Difference (4)	(408)	23	(67)	(117)	(233)

(1)	On September 23, 2009, the Financial Accounting Standards Board ratified Emerging Issues Task Force (EITF) Issue 08-1 and EITF Issue 09-3, creating Accounting Standards Update (ASU) 2009-13 "Multiple-Deliverable Revenue Arrangements" and ASU 2009-14 "Certain Revenue Arrangements That Include Software Elements". The Company early adopted these standards on a retrospective basis in the second quarter of fiscal 2010.
(2)	Non-GAAP information should not be considered superior to or a substitute for data prepared in accordance with GAAP.
(3)	The difference in revenue in the December 2008 quarter includes UltraLine Series3 product shipped in the September 2008 quarter that was deferred pending warranty determinations and that was recognized in the December 2008 quarter. Other post-adoption differences relate to revenue attributed to undelivered elements that continue to be deferred.
(4)	The difference in post-adoption gross profit compared to non-GAAP gross profit is due to revenue attributed to undelivered elements that continue to be deferred and adjustments to net realizable value inventory reserves.